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                                                               Exhibit 99.(1)(f)

                            CERTIFICATE OF AMENDMENT

                                       TO

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

                                UBS SERIES TRUST

     The undersigned, being Vice President and Secretary of UBS Series Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended Schedule A of the Amended and Restated Declaration of Trust dated February 11, 1998 in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on March 30, 2004, and that such amendment will become effective on April 29, 2004:

          RESOLVED, that Schedule A of the Amended and Restated Declaration of Trust be, and it hereby is, amended to reflect the name change from Tactical Allocation Portfolio to U.S. Allocation Portfolio.

Dated: April 26, 2004

                                             By:  /s/ Amy R. Doberman
                                                --------------------------------
                                                Amy R. Doberman
                                                Vice President and Secretary


New York, New York (ss)

On this 26th day of April, 2004, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


                                                  /s/ Evelyn De Simone
                                             ----------------------------------
                                             Notary Public

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                                   Schedule A

SERIES OF THE TRUST (AS OF APRIL 29, 2004)

U.S. Allocation Portfolio

CLASSES OF SHARES OF EACH SERIES

An unlimited number of shares of beneficial interest have been established by the Board as Class H shares and Class I shares of each of the above Series. Each of the Class H shares and Class I shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other right, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust.